Exhibit 7

EXHIBIT 1

Re: CUSIP No. 802817 30 4

Agreement of

Advent Venture Partners LLP, Advent Private Equity Fund III Affiliates, Advent Management III L.P., Advent Private Equity Fund III A LTD Partnership, Advent Private Equity Fund III B LTD Partnership, Advent Private Equity Fund III C LTD Partnership, Advent Private Equity Fund III D LTD Partnership and Advent Private Equity Fund III GMBH & CO KG

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Each of the undersigned hereby agree that the Schedule 13G to which this Agreement is attached as Exhibit 1 is filed on behalf of it pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the foregoing, each of the undersigned disclaim beneficial ownership of the shares of the other, except to the extent of its pecuniary interest therein.

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/s/Patrick Lee
Patrick Lee
General Partner of Advent Venture Partners LLP

/s/Patrick Lee
Patrick Lee
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III Affiliates

/s/Patrick Lee
Patrick Lee
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Management III L.P.

/s/Patrick Lee
Patrick Lee
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III A LTD Partnership

/s/Patrick Lee
Patrick Lee
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III B LTD Partnership

/s/Patrick Lee
Patrick Lee
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III C LTD Partnership

/s/Patrick Lee
Patrick Lee
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III D LTD Partnership

/s/Patrick Lee
Patrick Lee
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III GMBH & CO KG

Dated:  14 February 2006